Exhibit 99.2

INSTRUCTION TO REGISTERED HOLDER FROM BENEFICIAL OWNER

of outstanding 9.75% Senior Secured Notes due 2014 (CUSIP NUMBER 878742AG0/C87392AA1),

of outstanding 10.25% Senior Secured Notes due 2016 (CUSIP NUMBER 878742AK1/C87392AB9),

of outstanding 10.75% Senior Secured Notes due 2019 (CUSIP NUMBER 878742AN5/C87392AC7)

of

Teck Resources Limited

To the Registered Holder:

The undersigned hereby acknowledges receipt of the prospectus, dated [                    ], 2009 (the “Prospectus”), of Teck Resources Limited (the “Company”) and the accompanying letter of transmittal (the “Letter of Transmittal”) in connection with the offer by the Company (the “Exchange Offer”) to exchange $1,315,000,000 aggregate principal amount of its 9.75% Senior Secured Notes due 2014 (CUSIP Number 878742AJ4), $1,060,000,000 aggregate principal amount of its 10.25% Senior Secured Notes due 2016 (CUSIP Number 878742AM7) and $1,850,000,000 aggregate principal amount of its 10.75% Senior Secured Notes due 2019 (CUSIP Number 878742AQ8) (collectively, the “Exchange Notes”), which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for the same aggregate principal amounts of its issued and outstanding 9.75% Senior Secured Notes due 2014 (CUSIP Numbers 878742AG0/C87392AA1), 10.25% Senior Secured Notes due 2016 (CUSIP Numbers 878742AK1/C87392AB9) and 10.75% Senior Secured Notes due 2019 (CUSIP Numbers 878742AN5/C87392AC7) (collectively, the “Initial Notes”) upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal.

This will instruct you, the registered holder, as to the action to be taken by you relating to the Exchange Offer with respect to the Initial Notes held by you for the account of the undersigned.

The aggregate principal amount of the Initial Notes held by you for the account of the undersigned is (fill in amount):

$             (principal amount).

With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate box):

☐	TO TENDER the following Initial Notes held by you for the account of the undersigned (insert principal amount of Initial Notes to be tendered): $ .

☐	NOT TO TENDER any Initial Notes held by you for the account of the undersigned

If the undersigned instructs you to tender Initial Notes held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations, that (i) the Exchange Notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of business of the person receiving such Exchange Notes, whether or not such person is the undersigned, (ii) neither the undersigned nor any such other person is engaged in, has an arrangement or understanding with any person to participate in, or otherwise intends to participate in, the distribution of such Exchange Notes, (iii) if the undersigned is not a broker-dealer or is a broker-dealer but will not receive Exchange Notes for its own account in exchange for Initial Notes, neither the undersigned nor any such other person is engaged in or intends to participate in a distribution of the Exchange Notes and (iv) neither the undersigned nor any such other person is an “affiliate” of the Company within the meaning of Rule 405 under the Securities Act or, if the undersigned or such other person is an “affiliate,” that the undersigned or such other person will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable. If the undersigned is a broker-dealer (whether or not it is also an “affiliate”) that will receive Exchange Notes for its own account in exchange for Initial Notes, it represents that such Initial Notes were acquired as a result of market-making activities or other trading activities, and it acknowledges that it will deliver a prospectus meeting the requirements of the

Securities Act in connection with any resale of such Exchange Notes. By acknowledging that it will deliver and by delivering a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes, the undersigned is not deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

Name(s) of beneficial owner(s) (please print):

Signature(s):

Address:

Telephone Number:

Taxpayer identification or Social Security Number:

Date:

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